Exhibit 99.1

Byline Bancorp, Inc. and ILLINOIS STATE Bancorp, Inc. Announce Definitive Merger Agreement

Chicago, IL, October 6, 2026 – Byline Bancorp, Inc. (“Byline”) (NYSE: BY), and Illinois State Bancorp, Inc. ("Illinois State Bancorp"), today jointly announced that they have entered into a definitive merger agreement pursuant to which Illinois State Bancorp and its wholly owned banking subsidiaries will merge with and into Byline Bancorp, Inc. in a cash and stock transaction valued at approximately $87.9 million, based upon Byline's closing stock price on October 5, 2026.

The transaction enhances Byline's presence throughout the Chicago market by adding a stable core deposit base, expanding customer relationships, and increasing market density across key communities. Upon closing, the combined franchise will operate 48 branches with approximately $10.5 billion in assets, $8.0 billion in loans, and $8.4 billion in deposits.

Illinois State Bancorp, Inc., headquartered in Chicago, Illinois, is the parent company of First Nations Bank and The Bank of Bourbonnais. As of June 30, 2026, on a consolidated basis, Illinois State Bancorp had total assets of approximately $617.3 million, total loans of $470.5 million, and total deposits of $510.5 million. For more than 35 years, Illinois State Bancorp has been committed to providing relationship-driven commercial and community banking services across the Chicagoland and Kankakee County markets. Through its banking subsidiaries, Illinois State Bancorp serves customers from three branch locations in Chicagoland and one branch location in Bourbonnais, Illinois.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, Inc., stated, “This partnership represents another meaningful step in Byline's growth strategy and further strengthens our position in the Chicago market. Illinois State Bancorp has developed deep customer relationships and a strong community banking franchise. Together, we will be well-positioned to continue delivering the local decision-making, personalized service, and financial expertise our customers value while advancing our goal of becoming the preeminent commercial bank in Chicago.”

“At Byline, we have always believed that successful partnerships begin with shared values, strong cultures, and a common commitment to serving customers and communities. Illinois State Bancorp embodies those qualities and has established an outstanding reputation across the markets it serves,” said Alberto J. Paracchini, President of Byline Bancorp, Inc. “We are pleased to add this high-quality and complementary Chicago-area franchise, which enhances our presence in attractive markets, expands our customer reach, and adds a stable core deposit base. We believe this partnership will drive sustainable growth, enhance long-term stockholder value, and reinforce our commitment to the local markets and communities we proudly serve.”

Florian J. Barbi, Chairman, President and Chief Executive Officer of Illinois State Bancorp, Inc., said, “When evaluating the future of our franchise, it was critical to identify a partner that would preserve the values and customer-focused culture that define Illinois State Bancorp. We found that partner in Byline, whose strong Chicago market presence, relationship-driven approach to banking, commitment to local decision-making, and continued investment in technology, innovation, and fraud management closely align with our vision for the future. We believe this partnership will create meaningful opportunities for our customers, employees, and communities while building on the strengths of both organizations.”

Transaction Details

Under the terms of the definitive merger agreement, at the closing of the transaction, Byline will issue approximately 1.4 million shares of common stock and $28.9 million in cash to Illinois State Bancorp, Inc. shareholders. In addition, Byline will pay approximately $5.1 million in cash in connection with the settlement of all outstanding stock options.

Based upon the closing price of Byline’s common stock of $37.63 on October 5, 2026, this represents a fully diluted transaction value of approximately $87.9 million or $261.23 per Illinois State Bancorp common share.

The transaction has been approved unanimously by each company’s board of directors and is expected to close during the first quarter of 2027, and is subject to regulatory approvals, the approval of Illinois State Bancorp, Inc.’s shareholders, and the satisfaction of certain other closing conditions.

Vedder Price P.C. served as Byline’s legal advisor. D.A. Davidson & Co. served as financial advisor to Illinois State Bancorp, and Barack Ferrazzano Kirschbaum & Nagelberg LLP served as Illinois State Bancorp’s legal advisor.

Presentation

A slide presentation relating to the transaction can be accessed on the “News and Events” page of Byline’s website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full-service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.9 billion in assets and operates 44 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

About Illinois State Bancorp, Inc.

Illinois State Bancorp, Inc. is the parent company of First Nations Bank and The Bank of Bourbonnais, two full-service community banks serving individuals, businesses, and municipalities throughout the Chicago metropolitan area and Kankakee County. Through its banking subsidiaries, the company provides a broad range of commercial and consumer banking services from its headquarters in Chicago, Illinois, and Bourbonnais, Illinois. Founded in 1991, Illinois State Bancorp has built a long-standing reputation for relationship-driven community banking, helping local businesses and families achieve their financial goals for more than 35 years. For more information, visit www.fnbwbank.com and www.bourbonnais.bank.

Forward-Looking Statements

This communication may contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as

‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Accordingly, these statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline which could cause actual results to differ materially from those expressed in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Factors that may cause such actual results to differ from those expressed in such forward-looking statements include, but are not limited to, the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite shareholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with Byline’s and Illinois State Bancorp’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; inflation; general economic conditions, either nationally or in the market areas in which Byline and Illinois State Bancorp operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks. Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Byline and Illinois State Bancorp. Byline intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of Illinois State Bancorp and a prospectus of Byline, and Byline will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to Illinois State Bancorp shareholders seeking the required shareholder approval of the proposed transaction. This press release is not a substitute for the proxy statement/prospectus or the registration statement or for any other document that Byline may file with the SEC and send to Illinois State Bancorp’s shareholders in connection with the proposed transaction. Before making any voting or investment decision, investors and security holders of Illinois State Bancorp are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Byline with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Byline may be obtained free of charge at its website at http://www.bylinebancorp.com/Docs. Alternatively, these documents, when available, can be obtained free of charge from Byline upon written request to Byline Bancorp, Inc., Attn: Brian F. Doran, General Counsel & Corporate Secretary, 180 North LaSalle Street, 3rd Floor, Chicago, Illinois 60601, or by calling (773) 244-7000.

Information regarding the interests of certain of Illinois State Bancorp’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the registration statement on Form S-4 regarding the proposed transaction when it becomes available.

Participants in this Transaction

Byline, Illinois State Bancorp, their respective directors and executive officers and certain of their other members of management and employees may be deemed to be participants in the solicitation of proxies from Illinois State Bancorp shareholders in connection with the proposed transaction. Information about the directors and executive officers of Byline may be found in Byline’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 27, 2026, and in Byline’s proxy statement for its 2026 Annual Meeting of Stockholders, as filed with the SEC on April 20, 2026, copies of which can be obtained free of charge from Byline or from the SEC’s website as indicated above. To the extent the holdings of Byline’s securities by its directors and executive officers have changed since the amounts set forth in Byline’s proxy statement for its 2026 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. In addition, information about the directors and executive officers of Byline and Illinois State Bancorp and other persons who may be deemed participants in the transaction will be included in the proxy statement/prospectus and other relevant materials when filed with the SEC.

No Offer or Solicitation

Communications in this press release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contact For Byline Bancorp, Inc.:

Investors / Media:

Brooks O. Rennie

Head of Investor Relations

Byline Bancorp, Inc.

(312) 660-5805

brennie@bylinebank.com

Contact For Illinois State Bancorp, Inc.:

Investors / Media:

Florian J. Barbi

Chairman, President & CEO

Illinois State Bancorp, Inc.

(773) 594-5900

Florian.barbi@fnbwbank.com